EXHIBIT 5
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                                May 22, 2009




   Securities and Exchange Commission
   100 F Street, NE
   Washington, DC 20549-1004

        Re:  Cablevision Systems Corporation -
             Registration Statement on Form S-8
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   Ladies and Gentlemen:

        I am Senior Vice President, Deputy General Counsel and Secretary of Cablevision Systems Corporation, a Delaware corporation (the "Company"), and, in such capacity, have acted as counsel to the Company in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 23,000,000 shares of Cablevision NY Group Class A Common Stock, $.01 par value per share (the "Stock") issuable pursuant to the Cablevision Systems Corporation 2006 Employee Stock Plan (the "Plan").

        In that connection, I have examined such documents and have made such factual and legal investigations as I have deemed necessary or appropriate for the purpose of this opinion. Based upon the foregoing, it is my opinion that those shares of Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions and the reported judicial decisions interpreting such laws, and I express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to my attention after that date or any changes in law that may occur or become effective after that date.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                 Very truly yours,


                                 By:  /s/ Victoria D. Salhus
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                                      Victoria D. Salhus
                                      Senior Vice President,
                                        Deputy General Counsel
                                        and Secretary